Filed Pursuant to Rule 424(b)(3)

                                                      Registration No. 333-35024

PROSPECTUS SUPPLEMENT DATED MARCH 13, 2001

(To Prospectus filed on May 8, 2000)


                                PMC-SIERRA, INC.


                                   PROSPECTUS

                        4,794,065 Shares of Common Stock


         This Prospectus Supplement together, with the Prospectus listed above, is to be used by certain holders of the above-referenced securities or by their transferees, pledgees, donees or their successors in connection with the offer and sale of the above referenced securities.

         The table captioned "Selling Stockholders" commencing on page 4 of the Prospectus is hereby amended to reflect the following additions and changes.


                                                                  Shares to be
                                                                Offered for the
                Selling Stockholders                         Selling Stockholder
--------------------------------------------------------    --------------------
Farzin  Firoozmand TTEE by F & F Firoozmand Irrevocable              580
Trust U/A Dtd 2/13/2000 FBO Sameera Firoozmand

Farzin  Firoozmand TTEE by F & F Firoozmand Irrevocable              580
Trust U/A Dtd 2/13/2000 FBO Nadia Firoozmand